Exhibit 10.7

Final Version

SSA GLOBAL TECHNOLOGIES, INC.
2003 EQUITY INCENTIVE PLAN

I.              PURPOSE

The purpose of this SSA Global Technologies, Inc. 2003 Equity Incentive Plan (“Plan”) is to further the growth, development and financial success of the SSA Global Technologies, Inc., a Delaware corporation (the “Company”), and its subsidiaries, by providing equity based incentives and equity ownership opportunities to certain directors, officers, and employees of and consultants to the Company or its subsidiaries.

II.            DEFINITIONS

A.            “Award” means a grant under the Plan of an Option, Common Stock, or an Equity Incentive.

B.            “Award Agreement” means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award,

C.            “Board” means the Board of Directors of the Company.

D.            “Change in Control” shall mean (i) the approval by the shareholders of the Company of a plan of complete liquidation or dissolution of the Company, (ii) the consummation of a sale of all or substantially all of the assets of the Company; (iii) the consummation of any transaction as a result of which any individual or entity (other than Cerberus Capital Management, L.P., General Atlantic Partners 76, L.P. or any of their related entities or affiliates) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power of all voting securities of the Company then issued and outstanding; or (iv) the consummation of a merger, consolidation, reorganization, or business combination, other than a merger, consolidation, reorganization or business combination which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting securities of the Company or the surviving entity immediately after such merger, consolidation, reorganization of business combination.

E.             “Code” means the Internal Revenue Code of 1986, as amended.

F.             “Committee” means the committee composed of two (2) or more members of the Board as may be appointed by the Board from time to time to administer the Plan. If Section 162(m) of the Code is applicable to the Company, the membership of the Committee shall comply with the requirements of Section 162(m) of the Code with respect to “outside directors” and the rules of the appropriate securities market where the Common Stock is traded.

G.            “Common Stock” means the Class A Common Stock, $0.01 par value per share, of the Company.

H.            “Company” has the meaning ascribed to such term in Section I.

I.              “Disability” means a determination by the Company in accordance with applicable law that, as a result of a physical or mental illness, the Participant is unable and has been unable to perform the essential functions of his or her job with or without reasonable accommodation for a period of (i) 90 consecutive days or (ii) 180 days in any one (1) year period; provided, that in the event that the Participant is subject to an employment agreement with the Company and such agreement contains a definition of “disability”, such definition in such agreement shall be substituted for the definition set forth above the purposes of this Plan.

J.             “Effective Date” has the meaning given to such term in Section III.

K.            “Eligible Individual” means an individual who (i) is an employee of the Company or any Subsidiary, (ii) is a member of the board of directors of the Company or any Subsidiary, or (iii) provides services to the Company or any Subsidiary as an independent contractor.

L.            “Equity Incentive” means an award of rights, other than an Option or grant of Common Stock, the value of which, in whole or in part, at any point in time is based on the value of a share of Common Stock.

M.           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

N.            “Fair Market Value Per Share” means, in the event the shares of Common Stock are listed on an established national or regional stock exchange, are admitted to quotation on the National Association of Security Dealers Automated Quotation System, or are publicly traded on an established securities market, the closing price of the shares of Common Stock on such exchange or system or in such market (the highest such closing price if there is more than one such exchange or market on the relevant date) for the business day as of which such value is being determined. In the event that the shares are not listed, quoted or publicly traded or even if listed, quoted or publicly traded, the price cannot be determined, “Fair Market Value Per Share” shall be determined by the Board, in its good faith business judgment.

O.            “Grant Date” means with respect to an Award the date set forth in the Award Agreement as the effective grant date or, if the effective grant date is not stated, the date of the Award Agreement.

P.            “Incentive Stock Option” or “ISO” means an Option intended to qualify under Section 422 of the Code.

Q.            “Nonqualified Option” or “NQO” means an Option that is not intended to qualify under Section 422 of the Code.

R.            “Option” means the right to purchase shares of Common Stock of the Company pursuant to the terms and conditions of an Option Agreement.

S.            “Option Amount” has the meaning ascribed to such term in Section VI.

T.            “Option Price” means the price at which a share of Common Stock may be purchased pursuant to the exercise of an Option.

U.            “Participant” means each Eligible Individual who has received an Award under the Plan.

V.            “Performance Goals” means goals established by the Committee that relate to the achievement by a Participant, the Company, any Subsidiary of one or more of the following: revenue, earnings per share, return on stockholder equity, return on average total capital employed, return on net assets employed, cash flow, economic value added, earnings before interest and taxes, earnings before interest, taxes, and amortization and depreciation allowances or such other goals as may be established by the Committee in its discretion, in each case in accordance with the provisions of Section 162(m) of the Code if and where applicable to the Company.

W.           “Person” means a person as defined in Section 3(a)(9) of the Exchange Act as modified and used in Sections 13(d) and 14(d) thereof.

X.            “Plan” has the meaning ascribed to such term in Section I.

Y.            “Restriction Period” means the period during which a transfer of Common Stock is limited in some way (based on the passage of time, achievement of Performance Goals or the occurrence of other events determined by the Committee) or other Equity Incentives are not vested.

Z.            “Section 162(m) Participant” means a Participant who is subject to the provisions of Section 162(m) of the Code, if Section 162(m) of the Code is applicable.

AA.         “Securities Act” means the Securities Act of 1933, as amended.

BB.         “Subsidiary” means any corporation, limited liability company, limited liability partnership, or partnership 50% or more of the equity securities, measured either by vote or value, of which is owned by the Company or by a Subsidiary of the Company.

CC.         “Ten Percent Stockholder” means an individual who owns stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or its parent or subsidiary corporations within the meaning of Section 422 of the Code.

DD.         “Withholding Amount” has the meaning ascribed to such term in Section VI.

III.           EFFECTIVE DATE OF PLAN

The Plan shall become effective on July 15, 2003, the shareholders of the Company having approved the adoption of the Plan by the Board prior to such date, within twelve months before or following the date of adoption of the Plan by the Board, in a manner intended to comply with the shareholder approval requirement of Section 422(b)(l) of the Code.

IV.           ADMINISTRATION

A.            Committee.  The Plan shall be administered by the Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee shall meet at such times and places as it determines and may meet either in person or telephonically. A majority of its members shall constitute a quorum, and the decision of a majority of those present at any meeting at which a quorum is present shall constitute the decision of the Committee. A memorandum signed by all of its members shall constitute the decision of the Committee without necessity, in such event, for holding an actual meeting.

B.            Authority.  The Committee shall have full power, and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any Awards thereunder. Decisions of the Committee shall be final and binding on all parties who have an interest in the Plan or any Award thereunder.

C.            Powers.  Subject to the terms of the Plan, the Committee shall have full power and discretionary authority to (i) make Awards to Participants; (ii) determine the type, terms and conditions and number of shares of Common Stock subject to or with respect to which such Award is granted, including the terms of the Award Agreement; (iii) specify the Option Price; (iv) determine which Options are to be ISOs and which Options are to be NQOs; (v) accelerate the time during which an Option may be exercised, notwithstanding the provisions of the Award Agreement; (vi) accelerate the vesting of any Award involving Common Stock, notwithstanding the provisions of the Award Agreement; (vii) with the Participant’s consent, accelerate the date by which any unexercised but vested portion of an Option terminates, (vii) interpret and administer the Plan and any instrument or agreement relating thereto or made thereunder, (ix) with the Participant’s consent, cancel an Award and issue a new Award in substitution for the cancelled Award on the same or different terms, (x) establish, amend, suspend, and waive such rules and regulations and appoint such agents as it may deem appropriate for the proper administration of the Plan, (xi) authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Committee; (xii) determine the rights and obligations of Participants under the Plan; and (xiii) make any other determination or take any other action that the Committee deems necessary or advisable for the proper administration of the Plan.

D.            Decisions Binding.  The interpretation and construction by the Committee of any provision of the Plan or of any Award Agreement shall be final, conclusive and binding on all Participants and any other individual with a right under the Plan. The Committee’s decisions under the Plan need not be uniform and may be made selectively among Participants. No member of the Committee shall be liable for any action or determination made with respect to the Plan or any Award made under it.

E.             Waiver of Conditions.  The Committee may, in whole or in part, waive any conditions or other restrictions with respect to any Award.

F.             Indemnification.  In addition to such other rights of indemnification as they may have as directors, the members of the Board or Committee shall be indemnified by the Company to the fullest extent permitted by law against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award thereunder, and against all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is not entitled to indemnification under applicable law; provided that within 60 days after institution of any such action, suit or proceeding such Committee member shall in writing offer the Company the opportunity, at the Company’s expense, to handle and defend the same, and such Committee member shall cooperate with and assist the Company in the defense of any such action, suit or proceeding. The Company shall not be obligated to indemnify any Committee member with regard to any settlement of any action, suit or proceeding of which the Company did not consent to in writing prior to such settlement.

V.            SHARES SUBJECT TO THE PLAN

A.            Shares Subject to the Plan.  Subject to adjustment as provided in paragraph (D) below, the aggregate number of shares of Common Stock with respect to which Awards may be granted under the Plan shall be 600,000 and the Company shall reserve 600,000 shares of Common Stock for issuance under the Plan, provided, however, that on and after the date Section 162(m) of the Code is applicable to the Company, no person may be granted an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, during any calendar year, with respect to more than 500,000 shares. The shares with respect to which Awards may be granted under the Plan may consist, in whole or in part, of authorized but unissued Common Stock or treasury shares. To the extent Awards of Equity Incentives are made under the Plan, an appropriate number of shares shall be deemed reserved for issuance with respect to such Awards and the number of shares which may be issued under the Plan with respect to other types of Awards shall be reduced by a corresponding number.

B.            Unused Stock: Unexercised Rights.  If (a) any Award terminates, expires or is cancelled prior to delivery of all of the shares of Common Stock reserved with respect thereto or of other consideration issuable or payable with respect to such Award, or (b)

any shares of Common Stock acquired pursuant to the Plan are forfeited, then the number of shares of Common Stock reserved with respect to such Award shall again be available for granting in connection with additional Awards under the Plan.

C.            Adjustment in Capitalization.  In the event of any dividend or other distribution (in whatever form), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event which affects the Common Stock, the Committee shall adjust the Plan and the terms of any Award as it deems appropriate, in its discretion, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or such Award. The foregoing notwithstanding, the Committee shall not make any adjustment to the Plan or any Award which would subject any Award to variable accounting treatment under then current generally accepted accounting principles applicable in the United States.

VI.           OPTIONS

A.            Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Eligible Individuals in such number and types, upon such terms, and at any time and from time to time as shall be determined by the Committee. All Options shall be granted pursuant to the terms of an Award Agreement which specifies the type of Option granted, the duration of the Award, the Restriction Period, if any, the Option Price, the number of shares of Common Stock to which the Award relates, and such other provisions as the Committee deems appropriate to the Award. Options granted to employees of the Company or a Subsidiary may be in the form of ISOs or NQOs. Options granted to other Eligible Individuals shall be in the form of NQOs.

B.            Option Price.  The Option Price with respect to each Award intended to be treated as a NQO shall be determined by the Committee and may be less than Fair Market Value Per Share at the time of the Award, provided that NQOs granted to a Section 162(m) Participant shall either have an Option Price of not less than 100% of the Fair Market Value Per Share of the underlying Common Stock or be subject to the attainment of such Performance Goals as are established by the Committee, unless otherwise determined by the Committee. The Option Price with respect to each Option intended to be treated as an Incentive Stock Option shall not be less than 100% of the Fair Market Value Per Share on the Grant Date (or less than 110% of the Fair Market Value Per Share on the Grant Date if the Participant is a Ten Percent Shareholder).

C.            Incentive Stock Options.  The term over which each Option intended to be treated as an ISO shall not exceed ten years (five years where the Participant is a Ten Percent Shareholder. The aggregate Fair Market Value Per Share (determined at the time the Option is granted) of Common Stock with respect to which ISOs are first exercisable by any Participant during any calendar year under all option plans of the Company or any Subsidiary shall not exceed $100,000.

D.            California Law Provisions  To the extent that the Company may be relying on the registration exemption under Section 25102(o) of the California Corporate Securities Law of 1968, each Award Agreement involving an Option granted to an Eligible Individual who is an employee, but not an officer, of the Company, shall comply with the provisions of such law regarding minimum vesting periods, exercise periods following termination of employment, and maximum option terms.

E.             Termination of Employment.  Except as otherwise provided in the Award Agreement, no option may be exercised more than (a) ninety days after a Participant’s employment (or other service arrangement) with the Company terminates for any reason other than Disability or death or (b) one (1) year after a Participant’s employment (or other service arrangement) with the Company terminates by reason of Disability or death.

F.             Manner of Exercise.  The manner in which a Participant exercises an Option shall be set forth in the Award Agreement, provided that in all events such exercise shall be conditioned on payment to the Company at the time of exercise, in a manner permitted under G. below, an amount equal to the sum of (i) the product of the number of shares of Common Stock to be acquired pursuant to such exercise and the applicable Option Price (“Option Amount”) and (ii) the minimum applicable federal, state, and local income and employment taxes which the Company is required to withhold and deposit on behalf of the Participant with respect to such exercise (“Withholding Amount”).

G.            Payment.  The Committee shall determine the method and form of payment of the Option Amount and Withholding Amount. The foregoing notwithstanding, the Committee shall not allow payment of the Withholding Amount by means of the delivery of Common Shares or the cancellation of a portion of an Option to the extent that a fractional share of Common Stock or an Option including the right to acquire a fractional share would remain after such payment and obligate the Company to make a cash payment with respect to such fractional share.

H.            Rights as a Stockholder.  No Participant (or any legal representative, heir, legatee or permitted transferee) shall have any rights as a stockholder with respect to any shares covered by an Option until exercise thereof. Unless otherwise provided in the Award Agreement, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the exercise date.

VII.         STOCK GRANTS

A.            Awards.  The Committee shall have discretion to grant Awards in the form of grants of Common Stock to Eligible Individuals, with or without payment therefore. Such Awards shall be subject to such Restriction Periods and such other terms and conditions as the Committee deems appropriate, including, without limitation, restrictions on sale or other disposition and rights of the Company to reacquire such Common Stock upon termination of the Participant’s employment or service within specified periods.

B.            Performance Goals.  Without limitation, and unless otherwise determined by the Committee if Section 162(m) of the Code is applicable to the Company, any grant of Common Stock to a Section 162(m) Participant shall provide that the Stock shall be subject to forfeiture if certain Performance Goals established by the Committee over a designated period of time are not achieved.

C.            Registration.  Any grant of Common Stock under the Plan to a Participant may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Common Stock granted under the Plan to a Participant, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions and restrictions applicable to such stock.

D.            Other Rights.  Unless otherwise determined by the Committee, during any Restriction Period, Participants holding shares of Common Stock granted hereunder may exercise full voting rights with respect to those shares (if applicable) and shall be entitled to receive all dividends and other distributions paid or made with respect to those shares while they are so held; provided, however, that the Committee may provide in any grant of shares of Common Stock that payment of dividends thereon may be deferred until termination of the Restriction Period and may be made subject to the same restrictions regarding forfeiture as apply to such shares of stock.  If any such dividends or distributions are paid in shares of Common Stock, the shares shall be subject to the same restrictions on transferability as the shares of restricted stock with respect to which they were paid.

E.             Forfeiture.  Except as otherwise determined by the Committee and reflected in the Award Agreement, upon termination of employment or service of a Participant with the Company or a Subsidiary for any reason during the applicable Restriction Period, all shares of Common Stock still subject to restriction shall be forfeited by the Participant to the Company; provided, however, that the Committee may, waive in whole or in part any or all remaining restrictions with respect to shares of Common Stock held by a Participant at such time.

VIII.        EQUITY INCENTIVES

A.            Other Stock-Based Awards.  Equity Incentives, valued in whole or in part by reference to, or otherwise based on, shares of Stock, may be granted either alone or in addition to or in conjunction with other Awards for such consideration, if any, and in such amounts and having such terms and conditions as the Committee may determine.

B.            Other Benefits.  The Committee shall have the right to provide types of benefits under the Plan in addition to those specifically listed, if the Committee believes that such benefits would further the purposes for which the Plan was established.

C.            Substitute Awards.  If the Company at any time should acquire the business of another entity through a merger or consolidation, or through the acquisition of stock or assets of such entity or its affiliates, Awards may be granted under the Plan to those employees or directors of such entity or its affiliates who, in connection with such succession, become employees or directors of the Company or its Subsidiaries, in substitution for Awards with respect to such entity held by them at the time of succession. The Committee shall, in its sole and absolute discretion, determine the extent to which such substitute Awards shall be granted (if at all), the person or persons to receive such substitute Awards, the number of Awards to be received by each such person, the Option Price of any Options and the terms and conditions of such substitute Awards; provided, however, that the Option Price of each such substituted Option shall be an amount such that, in the sole and absolute judgment of the Committee and in compliance with Section 424(a) of the Code (in the case of an ISO), the economic benefit provided by such Award is not greater than the economic benefit represented by the Award with respect to the acquired entity as of the date of the Company’s acquisition of such entity. Notwithstanding anything to the contrary herein, no Award shall be granted, nor any action taken, permitted or omitted, which would cause the Plan, or any Awards granted hereunder as to which Rule 16b-3 under the Exchange Act may apply, not to comply with such Rule.

IX.           CONDITIONS OF AWARDS

A.            Transferability.  Except as specifically provided herein, Awards may be exercised during the lifetime of a Participant only by the Participant.  Each Award shall not be transferable other than by will or the laws of descent and distribution, except that a Participant may, to the extent allowed by the Committee and in a manner specified by the Committee: (a) designate in writing a beneficiary to exercise the Award after the Participant’s death; or (b) transfer an Award; provided, however, that in no event may ISOs be transferred other than by will or the laws of descent and distribution.

B.            Award Agreement.  Each Award granted by the Committee shall be evidenced by an Award Agreement in such form as is determined by the Committee. The Award Agreement shall include the terms and conditions of the Award, including but not limited to, the type of Award, the number of shares of Common Stock covered by the Award, the purchase or grant price of the Award, and the term of the Award. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom the Award was granted shall have executed an Award Agreement. In the event of a conflict between the Award Agreement and any other agreement with a Participant, including but not limited to an employment agreement, the Award Agreement shall govern.

C.            Issuance of Stock.  Shares of Common Stock issued under the Plan may not be sold or otherwise disposed of except if applicable: (a) pursuant to an effective registration statement under the Securities Act, or in a transaction which, in the opinion of counsel for the Company, is exempt from registration under the Securities Act; and (b) in compliance with state securities laws. Further, as a condition to issuance of shares of Common Stock under the Plan, the Participant, his beneficiary or his heirs, legatees or legal representatives, as the case may be, shall execute and deliver to the Company a restrictive stock transfer agreement in such form, and subject to such terms and conditions, as shall be determined or approved by the Committee, which agreement, among other things, may (a) impose certain restrictions on the sale or other disposition of any shares of Common Stock acquired under the Plan (including a minimum holding period requirement), and (b) require the surrender of shares of Common Stock acquired under the Plan in connection with a Change in Control or other transaction involving a change in ownership of the Company. The Committee may waive the foregoing restrictions, in whole or in part, in any particular case or cases or may terminate such restrictions in its discretion.

D.            Additional Restrictions; Legends.  All shares delivered under the Plan pursuant to any Award shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the Plan and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any certificates for shares of Common Stock to make appropriate references to such restrictions.

E.             General Restrictions.  Notwithstanding any other provision of the Plan, the Company shall have no liability to recognize any exercise of an Option, deliver any shares of Common Stock under the Plan or make any payment unless such exercise, delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.  The Company reserves the right to restrict, in whole or in part, the delivery of Common Stock pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Stock, their registration, qualification or listing or an exemption from registration, qualification or listing.

X.            RIGHTS OF PARTICIPANTS

Nothing in the Plan shall interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment or service at any time nor confer upon any Participant any right to continue in the employ or service of the Company or a Subsidiary.

XI.           CHANGE IN CONTROL

A.            Change in Control.  Unless otherwise provided in the applicable Award Agreement, each Award outstanding under the Plan at the time of a Change in Control shall vest and become fully exercisable and all restrictions with respect to each Award involving a stock grant shall lapse and all such shares of Common Stock shall vest in full immediately prior to the effective date of the Change in Control, provided that such acceleration of vesting and lapse of restrictions shall not occur if and to the extent: (a) the Award Agreement is assumed, or replaced with a similar type of award with terms and conditions no less favorable to the Participant, by the successor entity (or parent thereof) in the Change in Control or (b) the Award is replaced with a cash incentive program of the successor entity which preserves the full, after-tax, economic value of the Award at the time of the Change in Control and provides for subsequent payout consistent with the vesting schedule applicable to Award. Immediately following the consummation of the Change in Control, but upon at least 10 days’ advance notice to all affected Participants, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor entity (or parent thereof).

Each Award which is assumed by the successor entity (or parent thereof) shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Participant in the consummation of such Change in Control had the option been exercised or all restrictions lapsed immediately prior to such Change in Control. Appropriate adjustments shall also be made to the number and class of securities available for issuance under the Plan and the exercise price payable per share under each outstanding option, provided that the aggregate exercise price shall remain unchanged.

The portion of an ISO accelerated in connection with a Change in Control shall remain exercisable as an ISO only to the extent of the applicable annual limitation and to the extent such annual limitation is exceeded such option shall be treated as a NQO.

The grant of Options or shares of Common Stock under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize, or otherwise change it capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

With respect to Awards that are not Options or grants of Common Stock, the Committee shall specify in the Award Agreement the effect of a Change in Control on such award.

B.             Amendment or Rescission.  Notwithstanding anything contained in this Section XI, the Board may, in its sole and absolute discretion, amend, modify or rescind the provisions of this Section XI if it determines that the operation of this Section XI may prevent the Change in Control from receiving desired tax treatment, including without limitation requiring that each Participant receive a replacement or substitute Award issued by the surviving or acquiring corporation.

XII.         AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

A.            Term of Plan.  Unless terminated earlier by the Board pursuant to Section XIII, the Plan shall terminate on, and no Award shall be granted under the Plan after, July 15, 2013.

B.            Amendments and Termination.  The Board may at any time amend, alter, suspend, discontinue or terminate the Plan; provided, however, that stockholder approval of any amendment of the Plan shall be obtained if required by: (a) the Code or any rules promulgated thereunder; (b) any applicable state or federal law; or (c) the listing requirements of the principal securities exchange or market on which Common Stock is then traded.

C.            Amendment of Award Agreements.  The Committee may at any time amend any outstanding Award Agreement; provided, however, that any amendment that decreases or impairs the rights of a Participant under such Award Agreement shall not be effective unless consented to by the Participant in writing, except that Participant consent shall not be required in the event an Award is amended, adjusted or cancelled under Sections V or XI.

D.            Survival Following Termination.  Notwithstanding the foregoing, the authority of (a) the Committee to amend, alter, adjust, suspend, discontinue or terminate any Award, waive any conditions or restrictions with respect to any Award, and otherwise administer the Plan and any Award, and (b) the Board to amend the Plan as it applies with respect to Awards granted prior to the date of the Plan’s termination, shall extend beyond the date of the Plan’s termination. Except to the extent the Committee has acted to amend, alter, adjust, suspend, discontinue or terminate any Award pursuant to the preceding sentence, termination of the Plan shall not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

XIII.        TAXES

The Company or a Subsidiary shall be entitled to withhold from any payment made hereunder or from any payment otherwise owing to the holder of an Award, the amount of any tax attributable to any amount payable, or shares of Common Stock deliverable, under the Plan, after giving the person entitled to receive such amount or shares of Common Stock notice as far in advance as practicable, and the Company may defer making payment or delivery under such Award if any such tax may be pending unless and until indemnified to its satisfaction. Subject to VI(G) above, the Committee may, in its discretion, permit a Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with the exercise or realization of an Award by electing to (a) have the Company withhold shares of Common Stock, (b) deliver a promissory note of the Participant, in such form, and subject to such terms and conditions as shall be acceptable to Committee, provided that in all such instances, the promissory note shall be secured by the shares of Stock being acquired, (c) tender back shares of Common Stock received in connection with such benefit, or (d) deliver other previously owned shares of Stock, having a Fair Market Value equal to the amount to be withheld; provided, however, that the amount to be withheld shall not exceed the Participant’s statutory minimum total federal, state and local tax obligations associated with the transaction. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as required by the Committee.

XIV.        MISCELLANEOUS

A.            Other Terms.  Subject to applicable law, the grant of any Award under the Plan may also be subject to other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for (a) one or more means to enable Participants to defer recognition of taxable income relating to Awards or cash payments derived therefrom, which means may provide for a return to a Participant on amounts deferred as determined by the Committee (provided that no such deferral means may result in an increase in the number of shares of Common Stock issuable hereunder); (b) the purchase of Common Stock under options in installments; (c) the financing of the purchase of Common Stock under the options in the form of a promissory note issued to the Company by a Participant on such terms and conditions as the Committee determines; (d) restrictions on resale or other disposition; and (e) compliance with federal or state securities laws and stock exchange or market requirements.

B.            No Fractional Shares.  No fractional shares or other securities shall be issued or delivered pursuant to the Plan, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares or other securities, or whether such fractional shares or other securities or any rights thereto shall be canceled, terminated or otherwise eliminated.

C.            Issuance of Certificate.  To the extent the Plan provides for the issuance of shares of Common Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

XV.         LEGAL CONSTRUCTION

A.             Governing Law.  The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Illinois, without reference to any conflict of law principles thereof. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect thereof, may only be brought and determined in a court sitting in the State of Illinois.

B.             Severability.  If any provision of the Plan or any award agreement or any Award (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (b) would disqualify the Plan, any award agreement or any Award under any law deemed applicable by the Committee, then such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, award agreement or Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan, such award agreement and such Award shall remain in full force and effect.

C.            Benefit Amounts Not Salary.  No Options or compensation received upon exercise of any Options under this Plan shall be deemed salary or other compensation to the Participant for the purpose of computing benefits to which a Participant may be entitled under any vacation, disability, profit sharing, pension plan or other arrangement of the Company for the benefit of its employees.

D.            No Additional Rights.  Neither the adoption of this Plan nor the participation of any Participant in this Plan shall (a) affect or restrict in any way the power of the Company to undertake any action otherwise permitted under applicable law, or (b) affect or restrict in any way the discretion or authority of the Board or officers of the Company in the management of the business and affairs of the Company, or (c) confer upon any Participant the right to continue performing services for the Company as an employee, nor shall it interfere in any way with the right of the Company to terminate the services of any Participant as an employee or otherwise at any time, with or without cause, or (d) create any security or otherwise confer any rights or duties under or in respect of any state or federal securities laws.

E.             Designation of Beneficiary.  A Participant shall be entitled to designate one or more persons or entities as his or her beneficiary with respect to Awards under the Plan. Any such designation shall be made in a written instrument filed with the Committee. In the event that such Participant fails to designate a beneficiary or such beneficiary dies before such Participant, then the Participant’s beneficiary shall be his or her estate.

F.             Non-Transferability.  Awards under this Plan are not assignable or transferable, except as expressly otherwise provided in Section IX. No Participant or beneficiary designated according to this Plan shall have the right to sell, assign, transfer, pledge, gift, bequeath, encumber or hypothecate his or her right in or to any Award in any manner except as expressly provided in Section IX, nor shall such right of any Participant or beneficiary be subject to claims of his or her creditors other than the Company, or be liable to attachment, execution or other process of law. Any attempted sale, assignment, transfer, pledge, hypothecation, gift, bequest or other disposition of Participant’s right in or to the Awards other than in accordance with Section IX shall be null and void and without effect.

G.            Transfers and Leaves of Absence.  For purposes of the Plan, (a) a transfer of an Participant’s employment or consulting relationship, without an intervening period, between the Company and the Company’s parent or a Subsidiary (or vice versa), between the Company’s parent and a Subsidiary (or vice versa), or between Subsidiaries shall not be deemed a termination of employment or a termination of a consulting relationship and (b) an Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of, or in a consulting relationship with, the Company (or a Subsidiary, whichever is applicable) during such leave of absence.

H.            Effectiveness and Termination of Plan.  The Plan shall be effective on the Effective Date; provided, however, (a) the Plan shall be approved by the shareholders of the Company within 12 months of such date of adoption by the Board, (b) no Award shall be exercised pursuant to the Plan until the Plan has been approved by the shareholders of the Company, and (c) no Award may be granted hereunder on or after that date which is ten years from the effective date of the Plan. The Plan shall terminate when all Awards granted hereunder either have been fully exercised, and all shares of Common Stock which may be purchased pursuant to the exercise of such Awards have been so purchased, or have expired; provided, however, that the Board may in its absolute discretion terminate the Plan at any time. Unless earlier terminated by the Board, the Plan shall terminate on that date which is ten years from the effective date of the Plan. No such termination, except as expressly provided for herein, shall in any way affect any Award then outstanding without the Participant’s consent.

I.              Notices.  All notices or communications required or permitted to be given under this Plan shall be given in writing and signed by the appropriate party, dated, and shall be effective on the date such notice or communication is delivered to the executive offices of the Company or sent to the last address provided by a Participant to the Company, as the case may be.

J.             Captions.  Captions of the various sections herein are solely for the convenience of the parties and shall not affect or control the meaning or construction of this Plan.